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                                                                      Exhibit 21


                            SUBSIDIARIES OF MBIA INC.



NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
------------------                                        ----------------------

MBIA Insurance Corporation                                New York
Municipal Issuers Service Corporation                     New York
MBIA Municipal Investors Service Corporation              Delaware
MBIA Investment Management Corp.                          Delaware
MBIA Capital Management Corp.                             Delaware
MBIA Capital Corp.                                        Delaware
MBIA MuniServices Company                                 Delaware
MBIA-AMBAC International Marketing                        Australia
   Services, Pty. Limited
MBIA Assurance S.A.                                       France
MBIA Insurance Corp. of Illinois                          Illinois
American Money Management Associates, Inc.                Colorado
Municipal Tax Collection Bureau, Inc.                     Pennsylvania
MBIA MuniFinancial                                        California
John T. Austin, Inc.                                      California
Allen W. Charkow, Inc.                                    California
Municipal Resource Consultants                            California
Muni Resources, LLc                                       Delaware
CapMAC Holdings Inc.                                      Delaware
Capital Markets Assurance Corporation                     New York
CapMAC Financial Services, Inc.                           Delaware
CapMAC Financial Services (Europe) Ltd.                   United Kingdom
CapMAC Asia Ltd.                                          Bermuda
CapMAC Assurance S.A.                                     France